Filed Pursuant to Rule 424(b)(5)
Registration No. 333-281481
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 6, 2024)
MEDIACO HOLDING INC.
Up to $2,031,019
Of Shares of Class A Common Stock
This prospectus supplement and the accompanying base prospectus dated December 6, 2024 relate to the offering of up to $2.031 million of shares of our Class A common stock, par value $0.01 per share (the “Class A common stock”), by us through BTIG, LLC and Moelis & Company LLC (each an “Agent” and, collectively, the “Agents”). All sales will be made pursuant to the terms of an At-the-Market Sales Agreement among us and the Agents (the “Sales Agreement”). In accordance with the terms of the Sales Agreement, we may offer and sell up to $2.031 million of shares of our Class A common stock from time to time through or to the Agents, as sales agents, by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
Our Class A common stock is listed and trades on the Nasdaq Capital Market under the symbol “MDIA.” The last reported sale price of our Class A common stock on the Nasdaq Capital Market on December 11, 2024 was $1.29 per share. As of December 11, 2024, the aggregate market value of our outstanding Class A common stock and Class B common stock, par value $0.01 per share (the “Class B common stock”), held by non-affiliates (the “Public Float”), was approximately $6,093,057 million based on 46,668,681 total shares of outstanding Class A common stock and Class B common stock, of which approximately 3,061,838 shares were held by non-affiliates, and a price of $1.99 per share, which was the closing price of our Class A common stock on the Nasdaq Capital Market on October 16, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered in a public primary offering with a value exceeding more than one-third of our Public Float in any 12 calendar month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement. As of December 11, 2024, one-third of the Public Float was equal to approximately $2.031 million.
There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
We will pay the Agents an amount equal to 4.00% of the aggregate sales price received by the Agents from each sale of shares sold through or to them acting as our sales agents. Subject to the terms and conditions of the Sales Agreement, the Agents will use commercially reasonable efforts to sell on our behalf any shares of Class A common stock to be offered by us under the Sales Agreement. This offering of Class A common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of $2.031 million of shares of our Class A common stock or (2) the termination of the Sales Agreement, pursuant to its terms, by us or the Agents.
Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 4 of the accompanying prospectus dated December 6, 2024, and the risks set forth under the caption “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in other reports we file with the Securities and Exchange Commission (the “SEC”), including any amendment or update thereto reflected in subsequent filings with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in this prospectus supplement.
Neither the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BTIG	Moelis & Company

The date of this prospectus supplement is December 12, 2024.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement describes the terms of this offering and adds to and updates information contained in the accompanying prospectus. The accompanying prospectus provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information contained in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the Agents have not, authorized anyone to provide additional information or information different from that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor the sale of shares of Class A common stock means that information contained or incorporated by reference in this prospectus is correct after its respective dates. These documents do not constitute an offer to sell or solicitation of any offer to buy these shares of Class A common stock in any circumstances under which the offer or solicitation is unlawful.
The terms “MediaCo,” the “Company,” “our,” “us,” and “we,” as used in this prospectus supplement, refer to MediaCo Holding Inc., unless we state otherwise or the context indicates otherwise.
S-ii

FORWARD-LOOKING INFORMATION
This prospectus supplement and the accompanying prospectus, and the information incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results and outcomes to differ materially from results and outcomes discussed in the forward-looking statements.
Forward-looking statements can generally be identified by the use of forward-looking terms such as “believe,” “hope,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate,” and “continue,” or other comparable terms (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in this prospectus supplement and in the accompanying prospectus, and the information incorporated by reference herein and therein. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus, and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.
The cautionary statements made in this prospectus supplement are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus supplement and in the accompanying prospectus, or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.
S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before making an investment decision. Before making an investment decision, you should read carefully in its entirety this prospectus supplement, including the matters discussed in “Risk Factors” in this prospectus supplement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such risk factors may be amended, updated or modified periodically in our quarterly reports filed on Form 10-Q with the SEC, and any amendment or update thereto reflected in subsequent filings with the SEC and incorporated by reference in this prospectus supplement, and the financial data and related notes and the reports incorporated by reference in this prospectus supplement.
Company Overview
MediaCo is an owned and operated multi-media company formed in Indiana in 2019, focused on radio and digital advertising, premium programming, and events.
We own and operate two radio stations located in New York City, as well as the assets acquired in April 2024 in our transactions with Estrella Broadcasting, Inc. and its subsidiary Estrella Media, Inc. (“Estrella Media”). These assets include Estrella Media’s network, content, digital, and commercial operations. Among the Estrella Media brands joining MediaCo are the EstrellaTV network and its influential linear and digital video content business, and Estrella Media’s expansive digital channels, including its four FAST channels - EstrellaTV, Estrella News, Cine EstrellaTV, and Estrella Games - and the EstrellaTV app. We conduct the business acquired from Estrella Media under the trade name “Estrella MediaCo.” We derive our revenues primarily from TV, radio, and digital advertising sales, but we also generate revenues from events, including sponsorships and ticket sales, licensing, and syndication.
A description of our Estrella MediaCo business is set forth in Amendment No. 1 to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2024, which is incorporated by reference in this prospectus supplement.
Corporate Information
Our principal executive offices are located at 48 West 25th Street, Third Floor, New York, New York, 10010, and our telephone number is (212) 229-9797. Our website address is www.mediacoholding.com. The information contained on our website is not incorporated by reference in this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our securities.

The Offering
Issuer
MediaCo Holding Inc., an Indiana corporation.
Class A Common Stock offered
Up to $2.031 million of shares of our Class A common stock.
Manner of the offering
Sales of shares of our Class A common stock, if any, will be made by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. The Agents will act as agents and will use commercially reasonable efforts to sell on our behalf all of the shares of Class A common stock requested to be sold by us, consistent with their normal trading and sales practices. See “Plan of Distribution.”
Use of proceeds
We intend to use the net proceeds from the sale of the shares of our Class A common stock that we may offer under this prospectus supplement, if any, for general corporate purposes, including repayment of indebtedness. Other net proceeds from the sale of the shares hereunder, if any, may be used for funding capital expenditures (including digital initiatives and improvements to our existing platforms), working capital and general and administrative expenses. See “Use of Proceeds.”
Dividend policy
We have never declared or paid any cash dividends on our Class A common stock and do not currently anticipate declaring or paying cash dividends on our Class A common stock in the foreseeable future.
Risk factors
Before deciding to invest in shares of our Class A common stock, you should read carefully the risks set forth under the caption “Risk Factors” beginning on page S-3 of this prospectus supplement and page 4 of the accompanying prospectus dated December 6, 2024, and the risks set forth under the caption “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in other reports we file with the SEC, including any amendment or update thereto reflected in subsequent filings with the SEC pursuant to the Exchange Act, incorporated by reference in this prospectus supplement.
Nasdaq Capital Market symbol
MDIA.
Transfer Agent and Registrar
Equiniti Trust Company, LLC.

RISK FACTORS
An investment in our Class A common stock is subject to a high degree of risk. Before you decide to invest in our Class A common stock, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement, as updated by our annual, quarterly and other reports and documents that are incorporated by reference in this prospectus supplement, together with the other information in this prospectus supplement and in the accompanying prospectus, the information and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, the financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.
Risks Related to this Offering
We may have broad discretion in the use of the net proceeds from our sale of shares of Class A common stock in this offering and may not use them effectively.
Our management may have broad discretion in the application of the net proceeds we receive from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds we receive are being used appropriately. In addition, our credit facilities are subject to certain mandatory prepayment requirements, including but not limited to requirements that we use the net proceeds from certain equity offerings to make mandatory prepayments of loans outstanding under such credit facilities. In addition, the credit agreements governing such credit facilities contain, and any future debt agreements we may enter into may contain, cross-default provisions that trigger an event of default if we fail to make certain payments or otherwise fail to comply with our obligations with respect to certain of our other indebtedness. While we have obtained consents, subject to the terms and conditions set forth therein, to retain all or a substantial portion of the net proceeds from the sale of shares of Class A common stock that we may offer under this prospectus supplement, in the event that we do not meet the terms and conditions of such consents, we will be required to use the net proceeds from this offering, if any, to prepay the loans outstanding under our credit facilities and not as described under “Use of Proceeds” herein. Our continued ability to borrow under the credit agreements and any other indebtedness that we have or may obtain will be subject to compliance with the covenants in the credit agreements or in the debt agreement governing such other indebtedness. Our management could spend the net proceeds we receive from this offering in ways that do not improve our results of operations or enhance the value of our Class A common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our Class A common stock to decline. Pending their use, we may invest the net proceeds we receive from this offering in a manner that does not produce income or that loses value.
The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain, and it is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.
Subject to certain limitations in the Sales Agreement and compliance with applicable law and General Instruction I.B.6 of Form S-3 as set forth on the cover page of this prospectus supplement, we have the discretion to deliver a placement notice to the Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Class A common stock during the sales period, any limits we may set with the Agents in any applicable placement notice, and the demand for our Class A common stock. Because the price per share of each share of Class A common stock sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the number of shares that will be ultimately issued or the aggregate proceeds to be raised in connection with sales under the Sales Agreement.
Our Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
Our Class A common stock has generally had a low trading volume, and price fluctuations in our Class A common stock could result from general market and economic conditions and a variety of other factors.
During the period from January 1, 2022 through December 11, 2024, the closing price of our Class A common stock fluctuated between $0.42 and $6.56 per share and had an average daily trading volume of approximately 450,000 shares, with such daily trading volume ranging between 183 and 118,579,576. The trading price of our Class A common stock may be volatile and could be subject to fluctuations in response to a number of factors beyond our control, including:
•	actual or anticipated fluctuations in our results of operations and those of our competitors;
•	reaction of the market to our announcement of any developments in our business;
•	the public’s reaction to our press releases, our other public announcements, and our filings with the SEC;
•	actions of our historical equity investors, including sales of Class A common stock by our principal shareholders, our directors and our executive officers;
•	changes in our revenue or earnings estimates or recommendations by securities analysts, or our failure to meet such estimates;
•	publication of research reports about us or our industry by securities analysts;
•	the size of the Public Float;
•	“short squeezes”;
•	changes in market valuations of similar companies;
•	adverse market reaction to any debt or equity securities we may issue or additional debt we may incur in the future;
•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;
•	changes in senior management or key personnel;
•	strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;
•	the passage of legislation or other regulatory developments that adversely affect us or our industry;
•	speculation in the press or investment community;
•	actions by institutional shareholders;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	pandemics and other crises or disasters, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events;
•	the realization of any of the other risk factors presented or incorporated by reference in this prospectus supplement; and
•	changes in general economic and market conditions, including factors unrelated to our performance.
In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on our results of operations.
Future sales of substantial amounts of our Class A common stock, or the possibility that such sales could occur, could adversely affect the market price of our Class A common stock.
We may issue and sell up to $2.031 million of shares of Class A common stock from time to time in this offering. The issuance and sale from time to time of shares in this offering could have the effect of depressing the market price or increasing the market price volatility of our Class A common stock. See “Plan of Distribution” for more information about the possible adverse effects of sales under the Sales Agreement.
You may experience immediate and substantial dilution.
The shares of Class A common stock sold in this offering, if any, will be sold from time to time at various prices. Because the prices per share at which shares of our Class A common stock are sold in this offering could be substantially higher than the book value per share of our Class A common stock, you may suffer immediate and substantial dilution in the net tangible book value of the Class A common stock you purchase in this offering.
Short sellers of our Class A common stock may be manipulative and may drive down the market price of our Class A common stock.
Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return to the lender. A short seller hopes to profit from a decline in the value of the securities, as the short seller expects to pay less in the covering purchase than it received in the sale. It is, therefore, in the short seller’s interest for the price of the stock to decline, and some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, often involving deliberate misrepresentations of the issuer’s business prospects and similar matters calculated to create negative market momentum.
As a public entity, we may be the subject of concerted efforts by short sellers to spread misinformation and misrepresentations in order to gain an illegal market advantage. While utilizing all available tools to defend ourselves and our assets against these short seller efforts, there is limited regulatory control, making such efforts an ongoing concern for any public company. There are no assurance that we will not face efforts from short sellers that would cause the market price of our Class A common stock to decline as a result of their actions or the action of other short sellers.
A “short squeeze” due to a sudden increase in demand for shares of our Class A common stock may lead to extreme price volatility in shares of our Class A common stock.
Speculation regarding the price of our Class A common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Class A common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our Class A common stock for delivery to lenders of our Class A common stock. Those repurchases may in turn, dramatically increase the price of shares of our Class A common stock until additional shares of our Class A common stock are available for trading or borrowing. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in shares of our Class A common stock that are unrelated or disproportionate to our operating performance or prospects and, once investors purchase the shares of our Class A common stock necessary to cover their short positions, the price of our Class A common stock may rapidly decline. Investors that purchase shares of our Class A common stock during a short squeeze may lose a significant portion of their investment.
If shares of our Class A common stock become subject to the penny stock rules, it may be more difficult to sell shares of our Class A common stock.
The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTC Bulletin Board does not meet such requirements and if the price of our shares is less than $5.00 and shares of our Class A common stock are no longer listed on a national securities exchange such as the Nasdaq Capital Market, shares of our Class A common stock may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and dated acknowledgment of receipt of such document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for shares of our Class A common stock, and therefore, our shareholders may have difficulty selling their shares.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock in future transactions may be higher or lower than the price per share in this offering.
We do not intend to pay dividends on our Class A common stock for the foreseeable future.
We currently have no intention to pay dividends on our Class A common stock at any time in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, and other factors that our board of directors may deem relevant. Certain of our debt instruments contain covenants that restrict our ability and the ability of our subsidiaries to pay dividends and in the future we may enter into new instruments with similar or more restrictive covenants. In addition, despite our current indebtedness, we may still be able to incur additional debt in the future, and such indebtedness may restrict or prevent us from paying dividends on our Class A common stock.
If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our Class A common stock, the market price of our Class A common stock could decline.
The trading market for our Class A common stock likely will be influenced by the research and reports that equity research analysts publish about the industry, us and our business. The market price of our Class A common stock could decline if one or more securities analysts downgrade our shares or if those analysts issue a sell recommendation or other unfavorable commentary or cease publishing reports about us or our business. If one or more of any analysts who elect to cover us downgrade our shares, the market price of our Class A common stock would likely decline.
Future resales of shares of our Class A common stock by the selling shareholders listed in a separate prospectus dated July 25, 2024 may adversely affect the market price of our Class A common stock.
SLF LBI Aggregator, LLC (“Aggregator”) and SG Broadcasting LLC (“SG Broadcasting” and, together with Aggregator, the “Selling Shareholders” and each, a “Selling Shareholder”) own 78,202,883 shares of our Class A common stock (assuming that (i) the shares of Class B common stock held by SG Broadcasting are converted into shares of Class A common stock, (ii) we exercise our option to purchase certain subsidiaries of Estrella Media and its subsidiaries in exchange for 7,051,538 shares of Class A common stock to be issued to Aggregator and (iii) and the warrant held by Aggregator is exercised and the shares of Class A common stock issuable in connection therewith are issued), which represents over 100% of the total Class A common stock outstanding as of December 11, 2024. Of such 78,202,883 shares of Class A common stock owned by the Selling Shareholders, 46,832,646 shares of Class A common stock have been registered for resale on a Registration Statement on Form S-3. The Selling Shareholders may sell shares of our Class A common stock and will determine the timing, pricing and rate at which they sell such shares of our Class A common stock into the public market. The sale of such shares could have an adverse impact on the market price of our Class A common stock.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the shares that we may offer under this prospectus supplement, if any, for general corporate purposes, including repayment of indebtedness. Other net proceeds from the sale of the shares hereunder, if any, may be used for funding capital expenditures (including digital initiatives and improvements to our existing platforms), working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Our credit facilities are subject to certain mandatory prepayment requirements, including but not limited to requirements that we use the net proceeds from certain equity offerings to make mandatory prepayments of loans outstanding under such credit facilities. We have obtained consents, subject to the terms and conditions set forth therein, to retain all or a substantial portion of the net proceeds from the sale of shares of Class A common stock that we may offer under this prospectus supplement to be used as discussed above.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our Class A common stock and do not currently anticipate declaring or paying cash dividends on our Class A common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our Class A common stock that is being sold by us pursuant to this offering. This summary is limited to Non-U.S. Holders (as defined below) that purchase our Class A common stock in this offering and hold our Class A common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. In addition, this summary does not address any tax considerations arising under the laws of any U.S. state or local jurisdiction or non-U.S. jurisdiction or under the U.S. federal gift tax laws. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our Class A common stock.
This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our Class A common stock as described in this summary. There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the ownership or disposition of our Class A common stock.
As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our Class A common stock that is not, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•	an entity or arrangement treated as a partnership;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships, and partners in partnerships, that hold our Class A common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of owning and disposing of our Class A common stock that are applicable to them.
This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:
•
financial institutions, insurance companies, tax-exempt organizations, pension plans, brokers, dealers or traders in stocks, securities or currencies, certain former citizens or long-term residents of the United States, controlled foreign corporations or passive foreign investment companies;

•	a Non-U.S. Holder holding our Class A common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;
•	a Non-U.S. Holder that holds or receives our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or
•	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding capital stock.

Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our Class A common stock.
Distributions on Our Class A common stock
Distributions on our Class A common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its Class A common stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in its Class A common stock. Any remaining excess will be treated as gain from a disposition of our Class A common stock subject to the tax treatment described below in “Dispositions of Our Class A common stock”.
Distributions on our Class A common stock that are treated as dividends, and that are not effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, generally will be subject to withholding of U.S. federal income tax at a rate of 30%. A Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. In order to claim the benefit of an applicable income tax treaty, a Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) in accordance with the applicable certification and disclosure requirements. Special rules apply to partnerships and other pass-through entities and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold our Class A common stock.
Distributions on our Class A common stock that are treated as dividends, and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless the Non-U.S. Holder is eligible for and properly claims the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States, in which case the Non-U.S. Holder may be eligible for a lower rate under the applicable income tax treaty). Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, will not be subject to the withholding of U.S. federal income tax discussed above if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits” tax at a 30% rate (or a lower rate if the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our Class A common stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, subject to certain adjustments.
The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under a relevant income tax treaty and the manner of claiming such benefits.
The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding”.
Dispositions of Our Class A common stock
A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding thereof) on any gain recognized on any sales or other dispositions of our Class A common stock unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;

•
the Non-U.S. Holder is an individual who is present in the United States for more than 182 days in the taxable year of the disposition (but is not treated as a resident of the United States under specific rules) and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. Holder is not considered a resident of the United States under the Code; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our Class A common stock.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, even if we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our Class A common stock at all times during the applicable period, provided that our Class A common stock is “regularly traded on an established securities market” (as provided in applicable U.S. Treasury regulations). No assurance can be provided that our Class A common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.
The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding”.
Federal Estate Tax
Our Class A common stock that is owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.
Backup Withholding and Information Reporting
Backup withholding (currently at a rate of 24%) will not apply to payments of dividends on our Class A common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption. However, the applicable withholding agent generally will be required to report to the IRS and to such Non-U.S. Holder payments of distributions on our Class A common stock (regardless of whether such distributions constituted dividends) and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of a treaty or agreement.
The gross proceeds from sales or other dispositions of our Class A common stock may be subject to backup withholding and information reporting, unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.
FATCA Withholding
The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our Class A common stock) and (ii) the gross proceeds from the sale or other disposition of property that produces U.S.-source dividends (including sales or other dispositions of our Class A common stock). Under proposed Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds its Class A common stock will affect the determination of whether such withholding is required. Non-U.S. Holders are encouraged to consult their tax advisors regarding FATCA.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with the Agents under which we may issue and sell shares of Class A common stock having an aggregate offering price of up to $2.031 million over a period of time and from time to time through or to the Agents, acting as sales agents. Sales of the shares to which this prospectus supplement relates, if any, will be made by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. As our sales agents, the Agents will not engage in any transactions that stabilize our Class A common stock.
The Agents will offer the shares of our Class A common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Agents. We will designate the maximum number of shares or dollar value of Class A common stock to be sold through the Agents on a daily basis or otherwise determine such maximum number together with the Agents. Subject to the terms and conditions of the Sales Agreement, the Agents will use commercially reasonable efforts to sell on our behalf all of the shares of Class A common stock so designated or determined. We may instruct the Agents not to sell shares of Class A common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Agents may suspend the offering of shares of Class A common stock being made through the Agents under the Sales Agreement upon proper notice to the other applicable party.
For their service as Agents in connection with the sale of shares of our Class A common stock that may be offered hereby, we will pay the Agents an amount equal to 4.00% of the aggregate sales price received by the Agent from each sale of shares sold through the Agents acting as our sales agents. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. We have also agreed to reimburse the Agents for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed $65,000, plus an amount not to exceed $5,000 per calendar quarter thereafter incurred in connection with the Agents’ ongoing diligence, as provided in the Sales Agreement. We estimate that the total expenses of the offering payable by us, excluding discounts and commissions payable to the Agents under the Sales Agreement, will be approximately $740,000.
The Agents will provide written confirmation to us following the close of trading on the Nasdaq Capital Market each day in which shares of Class A common stock are sold by an Agent for us under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share, the compensation payable by us to the Agents and the proceeds to us net of such compensation.
Settlement for sales of Class A common stock will occur, unless the parties agree otherwise, on the first business day following the date on which any sales were made in return for payment of the proceeds to us net of compensation paid by us to the Agents. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will deliver to the Nasdaq Capital Market copies of this prospectus supplement pursuant to the rules of the Nasdaq Capital Market. Unless otherwise required, we will report at least quarterly the number of shares of Class A common stock sold through the Agents under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Agents in connection with the sales of Class A common stock.
In connection with the sale of Class A common stock on our behalf, the Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Agents may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.
The Agents and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They or such affiliates have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of its business activities, the Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve either securities or instruments, or both, of ours or our affiliates. The Agents and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, either long or short positions, or both, in such securities and instruments.

This offering of Class A common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of $2.031 million of shares of our Class A common stock or (2) the termination of the Sales Agreement, pursuant to its terms, by either us or the Agents.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. We are filing a copy of the Sales Agreement as an exhibit to a Current Report on Form 8-K filed on the date of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
We maintain a web site at www.mediacoholding.com. Information contained on our website is not part of this prospectus supplement or any other document we file with or furnish to the SEC.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference in, or otherwise included in, this prospectus supplement:
1.	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024 (as amended by Amendment No. 1 thereto, filed with the SEC on April 29, 2024);
2.
our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 15, 2024, for the fiscal quarter ended June 30, 2024, filed with the SEC on September 18, 2024 and for the fiscal quarter ended September 30, 2024, filed with the SEC on November 14, 2024;

3.
our Current Reports on Form 8-K filed with the SEC on March 15, 2024, April 10, 2024, April 18, 2024 (as amended on July 3, 2024 and November 22, 2024), July 11, 2024, August 21, 2024 (but excluding Item 7.01 and Exhibit 99.1), September 16, 2024, September 23, 2024, September 27, 2024 (as amended on October 7, 2024), October 30, 2024 (but excluding Item 7.01 and Exhibit 99.1) and November 27, 2024; and

4.
the description of the Class A common stock of the Company contained in a registration statement on Form 10 filed under the Exchange Act on November 1, 2019 (as amended on November 8, 2019, November 15, 2019 and November 22, 2019) and declared effective by the SEC on November 26, 2019, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference in this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
As explained above in “Where You Can Find More Information,” these incorporated documents (as well as other documents filed by us under the Exchange Act) are available at the SEC and may be accessed in a number of ways, including online via the Internet.
We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus supplement is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the information that this prospectus supplement incorporates. You should direct a request for copies to us at Attention: Chief Financial Officer, 48 West 25th Street, Third Floor, New York, New York, 10010, or you may call us at (212) 229-9797.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Bose McKinney & Evans LLP, Indianapolis, Indiana and Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the Agents by Cozen O’Connor P.C., Minneapolis, Minnesota.

EXPERTS
The consolidated financial statements of MediaCo Holding Inc. appearing in MediaCo Holding Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Estrella Broadcasting, Inc. as of and for the years ended December 31, 2023 and 2022 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$24,657,596
MEDIACO HOLDING INC.
Class A Common Stock
Preferred Stock
Warrants
Rights to Purchase Class A Common Stock, Preferred Stock or Units
Units
We may offer and sell from time to time our shares of Class A common stock, shares of preferred stock, warrants and rights to purchase Class A common stock, preferred stock or units, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $24,657,596.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.
Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “MDIA.” On December 2, 2024, the last reported sale price of our Class A common stock on the Nasdaq Capital Market was $1.29 per share.
This prospectus is subject to the offering limits in General Instruction I.B.6 of Form S-3. The aggregate market value of our voting and non-voting common stock held by non-affiliates calculated pursuant to General Instruction I.B.6 of Form S-3 is $6,093,057 which was calculated based on 3,061,838 shares of our voting and non-voting common stock outstanding held by non-affiliates and at a price of $1.99 per share, the closing price of our Class A common stock on October 16, 2024. During the last twelve months, we have made no offers of our common stock for sale pursuant to General Instruction I.B.6 of Form S-3.
Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any applicable prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 4 of this prospectus.
We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 6, 2024.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable prospectus supplement. This prospectus and any applicable supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and any applicable supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities sold on a later date.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $24,657,596. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this registration statement we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be read at the SEC website (www.sec.gov), as discussed below under the heading “Where You Can Find More Information.”
You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We may sell our securities to or through underwriters, initial purchasers, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, initial purchasers, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
The terms “MediaCo,” the “Company,” “our,” “us,” and “we,” as used in this prospectus, refer to MediaCo Holding Inc., unless we state otherwise or the context indicates otherwise.

MEDIACO HOLDING INC.
Overview
MediaCo is an owned and operated multi-media company formed in Indiana in 2019, focused on radio and digital advertising, premium programming and events.
We own and operate two radio stations located in New York City, as well as the assets acquired in April 2024 in our transactions (the “Estrella Transactions”) with Estrella Broadcasting, Inc. and its subsidiary Estrella Media, Inc. (“Estrella Media”). These assets include Estrella Media’s network, content, digital, and commercial operations. Among the Estrella Media brands joining MediaCo are the EstrellaTV network and its influential linear and digital video content business, and Estrella Media’s expansive digital channels, including its four FAST channels - EstrellaTV, Estrella News, Cine EstrellaTV, and Estrella Games - and the EstrellaTV app. We derive our revenues primarily from TV, radio, and digital advertising sales, but we also generate revenues from events, including sponsorships and ticket sales, licensing, and syndication.
A description of the Company’s Estrella MediaCo business is set forth in Amendment No. 1 to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2024, and is attached hereto as Exhibit 99.1.
Corporate Information
Our principal executive offices are located at 48 West 25th Street, Third Floor, New York, New York, 10010, and our telephone number is (212) 229-9797. Our website address is www.mediacoholding.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

FORWARD-LOOKING INFORMATION
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results and outcomes to differ materially from results and outcomes discussed in the forward-looking statements.
Forward-looking statements can generally be identified by the use of forward-looking terms such as “believe,” “hope,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate” and “continue,” or other comparable terms (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in any applicable prospectus supplement or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.
The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any applicable prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations or financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.
The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the risks described below and the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. The risks described below and in the documents referenced above are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.
Our failure to timely file our periodic reports with the SEC may limit our access to the public markets and impair our capital raising activities.
We did not file our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 within the timeframe required by the SEC and, as a result, we are not current with our SEC filing requirements. Although we currently remain eligible to use a Form S-3 registration statement, we will lose such eligibility upon filing our Annual Report on Form 10-K for the year ending December 31, 2024 because we will not, at such time, have maintained our status as a current filer for approximately one year as required by Form S-3. Our eligibility to use a Form S-3 registration statement may not be restored until September 1, 2025, and will occur only if we (i) have not had any other filing delinquency that would preclude Form S-3 eligibility and (ii) satisfy all other requirements for Form S-3 eligibility, including the requirement to maintain status as a current filer for approximately one year. If we wish to pursue an offering during any period in which we are ineligible to use a Form S-3 registration statement, we would be required to conduct the offering on an exempt basis, such as in accordance with Rule 144A, or file a Form S-1 registration statement and have it reviewed and declared effective by the SEC. Using a Form S-1 registration statement for a public offering would take significantly longer than using a Form S-3 registration statement and increase our transaction costs, which could impact our ability to raise capital in a timely and cost-efficient manner.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the estimated net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include repayment of indebtedness, funding capital expenditures (including digital initiatives and improvements to our existing platforms), working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Our credit facilities are subject to certain mandatory prepayment requirements, including but not limited to requirements that we use the net proceeds from certain equity offerings to make mandatory prepayments of loans outstanding under such credit facilities. Prior to any offering, we may seek consents, waivers or amendments to permit us to retain all or a substantial portion of the net proceeds to be used as discussed above. We cannot assure you that we will be able to obtain a consent, waiver or amendment of the mandatory prepayment requirements or that any other credit facilities that we may enter into in the future will not have similar or more restrictive limitations than those contained in our current credit agreements. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK
The description below of our capital stock and provisions of our Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and our Amended and Restated Code of Bylaws (the “Bylaws”), are summaries and are qualified by reference to the Articles of Incorporation and the Bylaws, and the applicable provisions of Indiana law.
General
Our authorized common stock consists of 170,000,000 shares of Class A common stock, $0.01 par value per share, 50,000,000 shares of Class B common stock, $0.01 par value per share, and 30,000,000 shares of Class C common stock, $0.01 par value per share. Under Indiana law, shareholders are generally not liable for our debts or obligations.
Common Stock
Dividends. Holders of record of shares of common stock on a record date fixed by our board of directors are entitled to receive such dividends as may be declared by the board of directors out of funds legally available for such distributions. We may not declare or pay dividends in cash or property on any share of any classes of common stock, however, unless simultaneously the same dividend is declared or paid on each share of the other class of common stock. In the case of any stock dividend, holders of our Class A common stock are entitled to receive the same percentage dividend (payable in shares of Class A common stock) as the holders of our Class B common stock receive (payable in shares of Class B common stock) and the holders of our Class C common stock receive (payable in shares of Class C common stock). Notwithstanding the forgoing, holders of Class B common stock may receive a different dividend or share of dividends than is received by the holders of Class A common stock and Class C common stock if such disparity is approved in advance by the affirmative vote of the holders of the majority of the then-outstanding Class A common stock and a majority of the then-outstanding Class B common stock, each voting as a separate class. The payment of common stock dividends is currently restricted by our credit facility.
Voting Rights. Holders of Class A common stock and holders of Class B common stock vote as a single class on all matters submitted to a vote of the common shareholders, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes, except:
•
for the election of three directors voted on by the holders of Class A common stock voting as a separate class (the “Class A Directors”) and the election of four directors voted on by the holders of Class B common stock voting as a separate class (the “Class B Directors”);

•
with respect to any proposed “going private” transaction (as defined below) between the Company and SG Broadcasting (the holder of all the Class B common stock), or an affiliate of SG Broadcasting, or any group of which SG Broadcasting or an affiliate of SG Broadcasting is a member; and

•	as otherwise provided by law.
In the election of directors, the holders of Class A common stock are entitled to vote as a separate class to elect the Class A Directors. Under our Articles of Incorporation, during the term of that certain Management Agreement between MediaCo and Emmis Operating Company (“EOC”) dated November 25, 2019, or so long as amounts remain outstanding under that certain promissory note dated November 25, 2019, from MediaCo to Emmis Communications Corporation, our Board of Directors is required to nominate three persons specified by EOC, and no other persons, to serve as Class A Directors. The holders of Class B common stock are entitled to vote as a separate class to elect the Class B Directors. The holders of Class A common stock and the holders of Class B common stock are entitled to elect the remaining directors by voting as a single class with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes.
In addition to the rights set forth in Articles of Incorporation with respect to the election of directors, as described in the above paragraph, in April 2024, in connection with the Estrella Transactions, the Company entered into a stockholders’ agreement with SG Broadcasting and SLF LBI Aggregator, LLC (“Aggregator”), pursuant to which Aggregator has the right to designate up to three individuals for election to the Board of Directors, subject to reduction and termination based on certain stock ownership requirements (including that such designation right falls away upon Aggregator ceasing to beneficially own at least ten percent (10%) of the fully diluted MediaCo common stock for ten consecutive days).

Directors are divided into three classes, as nearly equal in number as possible, whose three-year terms expire in successive years. At each annual election of directors, the successors to the class of directors whose term then expires are elected to hold office for a term of three years and until the director’s successor is elected and qualifies or until the director’s earlier resignation, removal from office or death. Holders of common stock are not entitled to cumulate votes in the election of directors.
The holders of Class A common stock and the holders of Class B common stock vote as a single class with respect to any proposed “going private” transaction, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes. In addition, the approval of any proposed “going private” transaction requires the approval of the holders of the majority of the outstanding Class A common stock. A “going private” transaction is any “Rule 13e-3 Transaction” (as that term is defined in Rule 13e-3 promulgated under the Exchange Act) between MediaCo and SG Broadcasting, any affiliate of SG Broadcasting or any group of which SG Broadcasting or an affiliate of SG Broadcasting is a member. An “affiliate” is defined as:
•	any individual or entity who or that, directly or indirectly, controls, is controlled by, or is under common control with SG Broadcasting; or
•
any corporation or organization (other than MediaCo or a majority-owned subsidiary of MediaCo) of which SG Broadcasting is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities, or in which SG Broadcasting has a substantial beneficial interest.

Under Indiana law, the affirmative vote of the holders of a majority of the outstanding shares of any class of capital stock is required to approve, among other things, a change in the designation, rights, preferences or limitations of the shares of such class of capital stock.
Holders of Class C common stock do not have any rights to vote, except as may be required by Indiana law.
Liquidation Rights. Upon liquidation, dissolution or winding-up of MediaCo, except as otherwise provided in our Articles of Incorporation or as approved by the affirmative vote of the holders of a majority of the then-outstanding Class A common stock and the holders of a majority of the then-outstanding Class B common stock, each voting as a separate class, the holders of Class A common stock will be entitled to share ratably with the holders of Class B common stock in all assets available for distribution after payment in full of creditors and payment in full to any holders of our preferred stock then outstanding of any amount required to be paid under the terms of such preferred stock.
Conversion. Each share of Class B common stock is convertible, at the option of its holder, into one share of Class A common stock at any time. One share of Class B common stock will convert automatically and without the requirement of any further action into one share of Class A common stock upon its sale or other transfer to a person or entity other than SG Broadcasting or an affiliate of SG Broadcasting. A pledge of shares of Class B common stock is not considered a transfer for this purpose unless the pledge is enforced. All outstanding shares of Class B common stock will convert automatically and without the requirement of any further action into an equivalent number of shares of Class A common stock upon the affirmative vote of the holders of two-thirds of the holders of the then-outstanding Class B common stock, voting as a separate class.
Other Provisions. The holders of common stock are not entitled to preemptive rights.
In any merger, consolidation or business combination, the consideration to be received per share by the holders of Class A common stock, Class B common stock and Class C common stock must be identical for each class of stock, except that (i) in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that the voting rights provided in our Articles of Incorporation differ between the Class A common stock, the Class B common stock and the Class C common stock, and (ii) holders of Class B common stock may receive different or disproportionate distributions or payments in connection with such merger, consolidation or business combination as compared to those received by the holders of Class A common stock and Class C common stock if such merger, consolidation or business combination is approved by the affirmative vote of the holders of the majority of the then-outstanding Class A common stock, a majority of the then-outstanding Class B common stock, and a majority of the then-outstanding Class C common stock, each voting as a separate class.
No class of common stock may be subdivided, combined, or reclassified unless concurrently the other classes of common stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner, except that shares of one class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved by the affirmative vote of the holders of the majority of the then-outstanding Class A common stock, a majority of the then-outstanding Class B common stock, and a majority of the then-outstanding Class C common stock, each voting as a separate class.
Foreign Ownership Restriction. The Articles of Incorporation restrict the ownership, voting and transfer of our capital stock, including the Class A common stock, in accordance with the Communications Act of 1934, as amended (the “Communications Act”), and the rules of the Federal Communications Commission (the “FCC”), to prohibit ownership of more than 25% of our outstanding capital stock or more than 25% of the voting rights it represents by or for the account of aliens (as defined in the Communications Act) or corporations otherwise subject to domination or control by aliens. The Articles of Incorporation authorize our board of directors to prohibit any transfer of our capital stock that would cause MediaCo to violate this prohibition. In addition, the Articles of Incorporation provide that shares of our capital stock determined by the board of directors to be beneficially owned by an alien shall always be subject to redemption by MediaCo by action of the board of directors to the extent necessary, in the judgment of the board of directors, to comply with the alien ownership restrictions of the Communications Act and FCC rules. The Articles of Incorporation further authorize our board of directors to adopt such provisions as it deems necessary to enforce these alien ownership restrictions.
Listing. Class A common stock is listed on the Nasdaq Capital Market under the symbol “MDIA.”
Preferred Stock
Our authorized stock also includes 10,000,000 shares of preferred stock, $0.01 par value per share. The preferred stock may be issued with such designations, preferences, limitations and relative rights as the board of directors may authorize, including but not limited to:
•	the distinctive designation of each series and the number of shares that will constitute such series;
•	the voting rights, if any, of shares of such series;
•
the dividend rate on the shares of such series, any restriction, limitation or condition upon the payment of such dividends, whether dividends shall be cumulative, and the dates on which dividends are payable;

•	the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable;
•	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series;
•	any preferential amount payable upon shares of such series in the event of the liquidation, dissolution or winding-up of the company or the distribution of its assets; and
•	the prices or rates of conversion at which, and the terms and conditions of which, the shares of such series may be converted into other securities, if such shares are convertible.
On April 17, 2024, MediaCo filed with the Secretary of State of the State of Indiana the Articles of Amendment (the “Series B Articles of Amendment”) to the Articles of Incorporation, to designate 60,000 shares of MediaCo’s preferred stock as “Series B Preferred Stock” and to establish the terms, rights and preferences of the Series B Preferred Stock under Article VIII of the Articles of Incorporation. Also on April 17, 2024, MediaCo issued 60,000 shares of Series B Preferred Stock with an aggregate initial liquidation value of $60.0 million, which Series B Preferred Stock rank senior and in priority of payment to all other equity securities of MediaCo, including with respect to any repayment, redemption, distributions, bankruptcy, insolvency, liquidation, dissolution or winding-up. Pursuant to the Series B Articles of Amendment, the ability of MediaCo to make distributions with respect to, or make a liquidation payment on, any other class of capital stock in the Company designated to be junior to, or on parity with, the Series B Preferred Stock, will be subject to certain restrictions. Issued and outstanding shares of Series B Preferred Stock will accrue dividends, payable in kind, at an annual rate equal to six percent (6.0%) of the liquidation value thereof, subject to increase upon the occurrence of certain trigger events set forth in the Series B Articles of Amendment. The Series B Preferred Stock is subject to mandatory and optional redemption under certain circumstances, and is not convertible into any other Securities of the Company. The holders of the Series B Preferred Stock have certain consent rights under the Series B Articles of Amendment.
The Company previously issued Series A Preferred Shares. All of such shares have been converted into Class A common stock in accordance with their terms, and no Series A Preferred Shares remain outstanding.

Warrants
On April 17, 2024, in connection with the Estrella Transactions, MediaCo issued a warrant (the “Warrant”), which provides for the purchase of up to 28,206,152 shares of Class A common stock (the “Warrant Shares”), subject to customary adjustments as set forth in the Warrant, at an exercise price per share of $0.00001. Subject to certain limitations, the Warrant also provides that the Warrant holder has the right to participate in distributions on Class A common stock on an as-exercised basis. The Warrant further provides that in no event shall the aggregate number of Warrant Shares issuable to the Warrant holder upon exercise of the Warrant exceed 19.9% of the aggregate number of shares of common stock of MediaCo outstanding, or the voting power of such outstanding shares of common stock, on the business day immediately preceding the issue date for such Warrant Shares, calculated in accordance with the applicable rules of the Nasdaq Capital Market, unless and until the shareholders of MediaCo approve a proposal, to be made to them at a special meeting of MediaCo shareholders to be held to consider approval of the issuance of shares of Class A common stock upon exercise of the Warrant and pursuant to the option agreement, dated April 17, 2024, by and among MediaCo, its wholly owned subsidiary MediaCo Operations LLC, Estrella and certain subsidiaries of Estrella.
Anti-Takeover Effects of Certain Provisions of the Articles of Incorporation and Bylaws and of Indiana Law
Indiana law, the Articles of Incorporation and the Bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors and that could make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.
Certain Provisions of the Indiana Business Corporation Law
As an Indiana corporation, we are governed by the Indiana Business Corporation Law (the “IBCL”). Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult certain unsolicited acquisitions or changes of control of the Company. These provisions also may have the effect of preventing changes in the Company’s management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.
Special Meetings by the Shareholders. Under Chapter 29 of the IBCL, any action required or permitted to be taken by the holders of common stock may be effected only at an annual meeting or special meeting (which special meeting shall be called by the Company upon written request by shareholders holding not less than 10% of the voting power of all outstanding shares of the Company’s capital stock) of such holders, and shareholders may act in lieu of such meetings only by unanimous written consent.
Control Share Acquisitions. Under Chapter 42 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.
Under the IBCL, “control shares” means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:
•	one-fifth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more.
“Control share acquisition” means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition. “Issuing public corporation” means a corporation which has (i) 100 or more shareholders,

(ii) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000, and (iii) (A) more than 10% of its shareholders resident in Indiana, (B) more than 10% of its shares owned of record or owned beneficially by Indiana residents, or (C) 1,000 shareholders resident in Indiana.
The above provisions do not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or by-laws, including a by-law adopted by the corporation’s board of directors, provide that they do not apply. The Articles of Incorporation provide that the Company is not subject to the Control Share Act.
Certain Business Combinations. Chapter 43 of the IBCL restricts the ability of a “resident domestic corporation” to engage in any combinations with an “interested shareholder” for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified fair price criteria. For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the resident domestic corporation.
The definition of “beneficial owner” for purposes of Chapter 43, means a person who, directly or indirectly, has the right to acquire or vote the subject shares (excluding voting rights under revocable proxies made in accordance with federal law), has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting or disposing of the subject shares, or holds any “derivative instrument” that includes the opportunity to profit or share in any profit derived from any increase in the value of the subject shares.
The above provisions do not apply to corporations that elect not to be subject to Chapter 43 in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. The Articles of Incorporation do not exclude the Company from Chapter 43.
The overall effect of the above provisions may be to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control of the Company by a holder of a large block of the Company’s stock or other person, or the removal of incumbent management, even if such actions may be beneficial to the Company’s shareholders generally.
Directors’ Duties and Liability. Under Chapter 35 of the IBCL, directors are required to discharge their duties:
•	in good faith;
•	with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and
•	in a manner the directors reasonably believe to be in the best interests of the corporation.
However, the IBCL also provides that a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director’s office and the action or failure to act constitutes willful misconduct or recklessness.
This exoneration from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws. Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation’s shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Chapter 35 specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of the business judgment rule under that section.
Mandatory Classified Board of Directors. Under Chapter 33 of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board of directors unless the corporation adopts a by-law expressly electing not to be governed by this provision by the later of July 31, 2009 or 30 days after the corporation’s voting shares are registered under Section 12 of the Exchange Act. The Company’s By-Laws (as amended and restated) include a provision whereby the Company elected to not be subject to this mandatory requirement; however, the IBCL permits this election to be rescinded by subsequent action of the Company’s board of directors.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC whose address is 48 Wall Street, 23rd Floor, New York, NY 10005.

DESCRIPTION OF WARRANTS
As of December 3, 2024, we have issued and outstanding warrants to purchase up to 28,206,152 shares of Class A common stock. See “Description of Capital Stock–Warrants” for additional information. The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A common stock or preferred stock and may be issued in one or more series. Warrants may be issued independently or together with Class A common stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:
•	the title of such securities;
•	the offering price or prices and aggregate number of warrants offered;
•	the currency or currencies for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•
in the case of warrants to purchase Class A common stock or preferred stock, the number of shares of Class A common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	the terms of any rights to force the exercise of the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase Class A common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS
The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.
General
We may issue rights to purchase Class A common stock, preferred stock or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.
The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:
•	the title and aggregate number of the rights;
•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;
•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;
•	the number or a formula for the determination of the number of the rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	in the case of rights to purchase Class A common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;
•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);
•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;
•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
•
if applicable, the procedures for adjusting the subscription price and number of shares of Class A common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of Class A common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;
•	the terms of any rights to redeem or call the rights;
•	information with respect to book-entry procedures, if any;
•	the terms of the securities issuable upon exercise of the rights;
•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;
•	if applicable, a discussion of certain U.S. federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights
Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.
Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.
We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.
Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase Class A common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•
on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.
Such at-the-market offerings, if any, may be conducted by financial institutions acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of any underwriters, dealers or agents participating in the offering, if any;
•	the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;
•	any option, under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities. Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, we cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any agents and underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in any applicable prospectus supplement, the validity of the shares of Class A common stock, preferred stock, warrants or rights offered by this prospectus will be passed upon for us by Bose McKinney & Evans LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in any applicable prospectus supplement.

EXPERTS
The consolidated financial statements of MediaCo Holding Inc. appearing in MediaCo Holding Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Estrella Broadcasting, Inc. as of and for the years ended December 31, 2023 and 2022 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
We maintain a website at www.mediacoholding.com. Information contained in or accessible through our website does not constitute a part of this prospectus.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities offered hereby. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and such securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet website.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the initial registration statement and prior to effectiveness of the registration statement and also between the date of this prospectus and the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:
1.	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024 (as amended by Amendment No. 1 thereto, filed with the SEC on April 29, 2024);
2.
our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 15, 2024, for the fiscal quarter ended June 30, 2024, filed with the SEC on September 18, 2024 and for the fiscal quarter ended September 30, 2024, filed with the SEC on November 14, 2024;

3.
our Current Reports on Form 8-K filed with the SEC on March 15, 2024, April 10, 2024, April 18, 2024 (as amended on July 3, 2024 and November 22, 2024), July 11, 2024, August 21, 2024 (but excluding Item 7.01 and Exhibit 99.1), September 16, 2024, September 23, 2024, September 27, 2024 (as amended on October 7, 2024), October 30, 2024 (but excluding Item 7.01 and Exhibit 99.1) and November 27, 2024; and

4.
the description of the Class A common stock of the Registrant contained in a registration statement on Form 10 filed under the Exchange Act on November 1, 2019 (as amended on November 8, 2019, November 15, 2019 and November 22, 2019) and declared effective by the Commission on November 26, 2019, as supplemented by the “Description of Capital Stock” included in this prospectus and including any amendment or report filed for the purpose of updating such description.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Chief Financial Officer, 48 West 25th Street, Third Floor, New York, New York, 10010, or you may call us at (212) 229-9797.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Up to $2,031,019 of Shares of Class A Common Stock
MEDIACO HOLDING INC.
PROSPECTUS SUPPLEMENT

BTIG	Moelis & Company

December 12, 2024